EXHIBIT 10.9

BRAINSTORM CELL THERAPEUTICS INC.

2014 GLOBAL SHARE OPTION PLAN

AWARD AGREEMENT

FOR RESTRICTED STOCK UNITS GRANTED UNDER SECTION 102(b)(2)

OF THE ISRAELI INCOME TAX ORDINANCE

TO EMPLOYEES, OFFICERS OR DIRECTORS

AS 102 CAPITAL GAINS TRACK GRANT

Unless otherwise defined herein, capitalized terms used in this Award Agreement shall have the same meanings as ascribed to them in the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, including the Appendix thereto for Israel (the “Plan”).

This Award Agreement (the “Agreement”) includes the Notice of Grant attached hereto as Exhibit A (the “Notice of Grant”), which is incorporated herein by reference and is made and entered into as of the Date of Grant shown in the Notice of Grant by and between Brainstorm Cell Therapeutics Inc. (the “Company”) and the Participant named in the Notice of Grant. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.	GRANT OF RSUS.

Brainstorm Cell Therapeutics Inc. hereby grants to the Participant restricted stock units (“RSUs”) under the terms set forth in the Notice of Grant and subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961(the “ITO”), the Plan, which is incorporated herein by reference, and the Trust Agreement, entered into between the Company and Altshuler Shaham Benefits Ltd. (the “Trustee”). The RSUs are granted as a 102 Capital Gains Track Grant. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Grant sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.	VESTING OF RSUS.

2.1Vesting. Any RSUs that vest in accordance with the Notice of Grant will be settled by the Company issuing Shares to Participant (or in the event of Participant’s death, to his or her estate), provided that to the extent determined appropriate by the Company, Participant shall satisfy any withholding taxes with respect to the settlement of such vested Restricted RSUs prior to the issuance of any Shares to Participant. Subject to the terms of the Plan, the settlement of vested RSUs will be completed by the issuance of the appropriate number of Shares as soon as practicable after vesting.

2.2Company Obligation to Pay. Each RSU represents the right to receive one Share promptly after the RSU has vested. Unless and until the RSUs will have vested in the manner set forth in the Notice of Grant, Participant will have no right to receive the Shares subject to the RSUs. Prior to the actual issuance of any Shares subject to the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.	COMPLIANCE WITH SECTION 102.

3.1The RSUs will be registered in the name of the Trustee as required by law to qualify under Section 102, for the benefit of the Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.

3.2The Trustee will hold the RSUs or the Shares to be issued upon vesting of RSUs for the Required Holding Period, as set forth in the Israeli Appendix. It is acknowledged that as long as the Shares are held by the Trustee, the Trustee may be deemed the registered shareholder of the Shares, and hold such Shares for the benefit of the Participant. In such instance the Trustee shall vote the Shares in accordance with the instructions of the Board of Directors, or any individual designated by the Board of Directors for that purpose.

3.3The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSU or Share granted to him thereunder.

3.4The Participant hereby confirms that he/she shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly the Rules.

4.	NON-TRANSFERABILITY OF RSUS AND SHARES.

4.1RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.2Non-Transferability of Shares. The transfer of the Shares to be issued with respect to the RSUs is limited as set forth in the Plan and in Section 5 below.

5.	MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any RSUs or Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the Shares acquired upon vesting of RSUs until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 5.

6.	TAXES.

6.1Any tax consequences arising from the grant or vesting of any RSUs, from the issuance of Shares covered thereby, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant) relating to the RSUs or Shares issued in connection therewith, shall be borne solely by the Participant, with the exception of taxes imposed upon the Company or its Affiliate by law, such as the employer’s component of payments to the National Insurance Institute. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to RSUs granted under the Plan and the vesting thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the vesting of any RSUs or Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

6.2THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR VESTING OF RSUS.

7.	LEGAL COMPLIANCE.

Shares shall not be issued pursuant to the vesting of RSUs unless the vesting of such RSUs and the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.	ADJUSTMENTS UPON CERTAIN TRANSACTIONS.

In the event of a Transaction, the provisions of Section 7 of the Plan will apply, unless otherwise explicitly provided in the Notice of Grant.

9.	MISCELLANEOUS.

9.1Continuance of Employment. Participant acknowledges and agrees that the vesting of RSUs pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired, being granted this Award or acquiring Shares hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Award shall not vest. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant’s right or the right of the Company or its Affiliate to terminate Participant’s relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Awards to Participant in the future.

9.2Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law.

9.3Entire Agreement. This Agreement, together with the Notice of Grant, the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Grant or the Plan. Except with respect to a written amendment to this Agreement between the Company and the Participant, the Participant may only rely upon the Plan and this Agreement with respect to the Participant’s rights and obligations hereunder and may not rely on any representation or statement made by the Company or its Affiliates or any of their respective officers, directors, employees or agents, whether written or oral, regarding the Participant’s participation in the Plan and any rights thereunder. Neither the Company nor any of its Affiliates guarantee the current or future value of the RSUs or the performance of the Shares.

9.4Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

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By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the RSUs are granted under and governed by (i) this Agreement, (ii) the Plan (including the Appendix for Israel), a copy of which has been provided to Participant or made available for his/her review, (iii) Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith, and (iv) the Trust Agreement, a copy of which has been provided to Participant or made available for his/her review. Furthermore, by Participant’s signature below, Participant agrees that the RSUs will be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.

In addition, by his signature below, Participant confirms that he/she is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that he/she will not require the Trustee to release the RSUs or Shares to him, or to sell the Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the Date of Grant.

BRAINSTORM CELL THERAPEUTICS INC		PARTICIPANT

By:	/s/ Chaim Lebovits	/s/ Alla Bramnik
Name:	Chaim Lebovits	Alla Bramnik
Title:	Controller

EXHIBIT A

BRAINSTORM CELL THERAPEUTICS INC.

2014 GLOBAL SHARE OPTION PLAN

NOTICE OF RESTRICTED SHARE UNITS AWARD

Alla Bramnik

Dear Alla:

I am pleased to inform you that Brainstorm Cell Therapeutics Inc. (the “Company”) has decided to grant you the following restricted share units (the “RSUs”) with respect to shares of Common Stock, $0.00005 par value per share, of the Company, subject to the terms and conditions of the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, including the Appendix for Israel attached thereto (the “Plan”) and the Agreement, as follows:

Type of Award:	Section 102 – Capital Gains Track
Total Number of RSUs granted:	65,246
Date of Grant:	March 11, 2024
Vesting Commencement Date:	March 11, 2024
Vesting Schedule:

The shares shall vest in equal yearly installments (i.e. become unrestricted) over the course of two (2) years, with vesting occurring on each of the first and second anniversary of the Vesting Commencement Date.

Purchase Price:	$0
Special Terms (if any):	N/A

All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Plan (including the Appendix for Israel) or the Agreement, as applicable. The terms and conditions governing your grant are set forth in the Plan (including the Appendix for Israel) and Agreement. This grant is contingent upon your execution of the Award Agreement.

Congratulations.

Yours truly,

/s/ Chaim Lebovits
CHAIM LEBOVITS, CEO